UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2009

WINDSTREAM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32422	20-0792300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Rodney Parham Road, Little Rock, Arkansas	72212
(Address of principal executive offices)	(Zip Code)

(501) 748-7000

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 29, 2009, Windstream Corporation (“Windstream”) issued a press release announcing its intention to seek the consent of its lenders to a Second Amended and Restated Credit Agreement (the “Second Amendment and Restatement”) to amend and restate Windstream’s Amended and Restated Credit Agreement, dated as of February 27, 2007, as amended (the “Existing Agreement”). The Second Amendment and Restatement would amend and restate the Existing Agreement to, among other things, extend the maturities of the facilities, increase the interest rates on loans which have extended maturities and amend certain covenants to afford Windstream additional flexibility.

Windstream is proposing in the Second Amendment and Restatement that the maturities of its revolving facility and Tranche A loans be extended from July 2011 to July 2013. Windstream is also proposing that the maturity of Tranche B loans be extended from July 2013 to December 2015. Pursuant to the terms of the credit facilities, each lender must determine whether or not to extend the maturity of its individual loans.

The press release announcing commencement of the Second Amendment and Restatement is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Windstream Press Release dated September 29, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WINDSTREAM CORPORATION

By:	/S/ JOHN P. FLETCHER
Name:	John P. Fletcher
Title:	Executive Vice President and General Counsel

September 29, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Windstream Press Release dated September 29, 2009

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